PITNEY, HARDIN, KIPP & SZUCH
                                200 Campus Drive
                         Florham Park, New Jersey 07932

                                Mailing Address

                                 P.O. Box 1945
                        Morrisown, New Jersey 07962-1945


                                                           August 9, 1999

Hudson United Bancorp
1000 MacArthur Boulevard
Mahwah, New Jersey  07430

         Re:      Merger of Hudson United Bancorp. and Jeffbanks, Inc.


         We have acted as counsel to Hudson United Bancorp ("HUB") in connection with its proposed issuance of its no par value common stock (the "Common
Stock"), pursuant to the Agreement and Plan of Merger among HUB, Hudson United Bank, Jeffbanks, Inc., Jefferson Bank and Jefferson Bank of New Jersey dated as of June 28, 1999. The Common Stock is being registered pursuant to a Registration Statement on Form S-4 (the "Registration Statement") being filed with the Securities and Exchange Commission on the date hereof.

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of HUB currently in effect, relevant resolutions of the Board of Directors of HUB, and such other documents as we deemed necessary in order to express the opinion hereinafter set forth.

         Based on the foregoing and assuming that the Registration Statement has been declared effective under the Securities Act of 1933, as amended, we are of the opinion that when issued as described in the Registration Statement, including the Prospectus relating to the Common Stock (the "Prospectus"), the Common Stock will be legally issued, fully paid and non-assessable.

         We consent to use of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinion" in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules of the SEC thereunder.



                                             Very truly yours,




                                             PITNEY, HARDIN, KIPP & SZUCH